Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Omnibus Equity Incentive Plan of Cryoport, Inc. of our reports dated March 1, 2021, with respect to the consolidated financial statements of Cryoport, Inc. and the effectiveness of internal control over financial reporting of Cryoport, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

June 24, 2021